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                                                                   EXHIBIT 10.21

                                (ENGLISH VERSION)


CONTRACT OF ASSIGNMENT OF RIGHTS ENTERED INTO, AS A FIRST PARTY, BY MR. ENRIQUE GAITAN MAUMEJEAN, ACTING ON HIS OWN BEHALF, (HEREINAFTER IDENTIFIED AS THE "ASSIGNOR"); AND, AS A SECOND PARTY, BY MINERA PAREDONES AMARILLOS, S.A. DE C.V., (HEREINAFTER THE "ASSIGNEE"), REPRESENTED HEREIN BY MR. ALBERTO MAURICIO VAZQUEZ SANCHEZ, IN ACCORDANCE WITH THE FOLLOWING DECLARATIONS AND CLAUSES:


                             D E C L A R A T I O N S

I.       THE ASSIGNOR DECLARES:

1. That he is Mexican by birth, married under separation of goods, as it is evidenced with copy of the corresponding marriage certificate, recorded in the Federal Taxpayers' Registry under code GAME-700124-QP8, with legal capacity to enter into contracts and to hold mining concessions, in accordance with that established in the Mining Law and its Regulations;

2. That he is the only holder of the rights deriving from the mining exploitation concessions covering the mining lots named "PROLONGACION DEL RECUERDO" title 210497, "PROLONGACION DEL RECUERDO DOS" title 209397, "ARCELIA ISABEL" title 193499, "DOLORES" title 180909 and "LA VICTORIA" title 210803; likewise, he is the only holder of the mining exploration concession covering the lot named "DIEZ DE MAYO" title 208790, (in this contract jointly identified as the LOTS), which identification data are the following:

         a) PROLONGACION DEL RECUERDO, mining exploitation concession, title 210497, issued on October 8, 1999, located in the Municipality of Cosala, State of Sinaloa, with a surface of 91.4591 hectares, recorded under number 317, page 159, volume 310 of the General Book of Mining Concessions of the Public Registry of Mining;

         b) PROLONGACION DEL RECUERDO DOS, mining exploitation concession, title 209397, issued on April 9, 1999, located in the Municipality of Cosala, State of Sinaloa, with a surface of 26.6798 hectares, recorded under number 297, page 149, volume 307 of the General Book of Mining Concessions of the Public Registry of Mining;

         c) ARCELIA ISABEL, mining exploitation concession, title 193499, issued on December 19, 1991, located in the Municipality of Cosala, State of Sinaloa, with a surface of 60.3723 hectares, recorded , under number 119, page 6, volume 267 of the General Book of Mining Concessions of the Public Registry of Mining;

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         d) DOLORES, mining exploitation concession, title 180909, issued on
         August 6, 1987, located in the Municipality of Cosala, State of Sinaloa, with a surface of 222.0385 hectares, recorded under number 609, page 153, volume 243 of the General Book of Mining Concessions of the Public Registry of Mining;

         e) LA VICTORIA, mining exploitation concession, title 210803, issued on November 30, 1999, located in the Municipality of Cosala, State of Sinaloa, with a surface of 199.8708 hectares, recorded under number 663, page 132, volume 3111 of the General Book of Mining Concessions of the Public Registry of Mining; and,

         f) DIEZ DE MAYO, mining exploration concession, title 208790, issued on December 11, 1998, located in the Municipality of Cosala, State of Sinaloa, with a surface of 0.1842 hectares, recorded under number 50, page 25, volume 306 of the General Book of Mining Concessions of the Public Registry of Mining;

Attached as EXHIBIT I, are copies of the mining concession titles covering the LOTS described in subparagraphs a) through f).

3. That the ASSIGNOR is current in the fulfillment of each and all of the obligations deriving from the LOTS, in accordance with that established in the Mining law and its Regulations, including the obligation of filing the proof of assessment works carried out in said LOTS, as well as with respect to the obligation of paying the taxes over mining concessions established in the Federal Duties Law (surface taxes).

Attached as EXHIBIT II, are copies of the documents evidencing that they were filed before the mining authorities, the proof of assessment works carried out within the LOTS, with respect to the obligation of the ASSIGNOR, according to that established in the applicable legal provisions; likewise, as EXHIBIT III are copies of the receipts evidencing the payments of the surface taxes since 1998 and up to the second semester of 2003.

As EXHIBIT IV are added copies of the certifications referred to by the second paragraph of article 23 of the Mining Law, whereby it is evidenced that the concessions covering the LOTS are in effect, also showing the status of compliance with the obligations that the Mining Law and its Regulations impose to the ASSIGNOR as concessionaire of the LOTS.

4. That the rights deriving from the LOTS are free of any liens, encumbrances, burdens or limitations of domain of any nature, and that to the date of execution of this document, the ASSIGNOR has not entered nor will enter into any Contract, nor he has performed nor will perform any act with respect to the LOTS, which could encumber, burden or limit, in any manner whatsoever, the rights that he has over the abovementioned mining concessions; therefore, the ASSIGNOR guaranties the existence, validity and availability of the rights referred to herein.

5. That to the best of his knowledge, the monuments indicating the location of the starting point of each one of the LOTS, are well preserved and built in the terms of law and maintained in the same place


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previously approved by the mining authorities in terms of that established in
Section VI of article 27 of the Mining Law.

6. That with respect to the activities performed in the LOTS, as of this date, no legal provisions in the environmental area nor of any other nature have been breached, also stating the ASSIGNOR that - when so required - all of the authorizations required to perform works in the LOTS were obtained, reason why as of the date of execution of this document, no environmental contingency nor of any other nature that may affect the validity of the mining concessions comprising the LOTS exists.

7. That the ASSIGNOR hereby wishes to assign in favor of the ASSIGNEE all of the rights deriving from the mining concessions covering the LOTS and the rights to access the LOTS, in the terms and conditions set forth in this document.

II. THE ASSIGNEE DECLARES THROUGH ITS REPRESENTATIVE:

1. That it is a Mexican mining company incorporated in accordance with the laws of the Mexican United States, which incorporation is evidenced in notarial instrument number 96,009, dated August 21, 1984, granted before Mr. Fausto Rico Alvarez, Notary Public number 6 for the Federal District and duly recorded with the Public Registry of Commerce of said City under folio number 72,662, registered with the Federal taxpayer's registry under number MPA-840821-2Z0 and that, according to its corporate purpose, same may be holder of mining concessions and may enter into any contracts involving such concessions and, therefore, it is entitled to enter into this Contract and to enforce itself under the terms and conditions set forth in this document.

2. That its legal representative has enough authority to act in its name and on its behalf, obligating the latter under the terms and conditions of this Contract, as it is evidenced in public instrument number ______, dated _______, ____, granted before Mr. ____________________, Notary Public number ___ for the Federal District; which authority, as of the date of execution of this document, has not been revoked, restricted nor modified in any manner whatsoever.

3. That in terms of the applicable legal provisions, the ASSIGNEE has performed a search with the General Direction of Mines and with the Public Registry of Mining, in order to determine the legal status of the rights deriving from the mining concessions covering the LOTS, having also obtained certifications whereby the mining authority states that said LOTS are in force and current in the compliance of their obligations.

4. That given the ASSIGNOR wishes to transfer in favor of the ASSIGNEE the totality of the rights deriving from the LOTS, the ASSIGNEE wishes to enter into this contract with the ASSIGNOR in order to acquire said rights under the terms and conditions set forth in this document.

Given the foregoing declarations, the parties agree on the following:


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                                  C L A U S E S

FIRST. ASSIGNMENT OF RIGHTS.- The ASSIGNOR hereby transfers to the ASSIGNEE and the ASSIGNEE acquires, with no reserve or limitation of any nature whatsoever and free and clear of any liens, encumbrances, burdens or ownership limitation of any manner whatsoever, in terms of article 23 of the Mining Law, the totality of the rights and obligations deriving from the mining concessions covering the LOTS, which identification data are specified in sections a) through f) of declaration I.2 of this document, as well as the rights the ASSIGNOR has to access the LOTS.

This Assignment of Rights is valid and effective in the terms of this Contract and in accordance with that provided in the Mining Law and its Regulations.

SECOND. CONSIDERATION.- The consideration paid to the ASSIGNOR for the assignment of rights subject matter of this Contract, is the equivalent in Mexican currency to the total amount of $100,000.00 U.S.Cy (one hundred thousand dollars 00/100 currency of the United States of America) plus the corresponding Value Added Tax, which amount is paid upon the execution of this Contract by both parties;

With respect to that mentioned above, the ASSIGNOR expressly acknowledges that he has received from the ASSIGNEE the equivalent in Mexican currency to the amount of $100,000.00 U.S.Cy (one hundred thousand dollars 00/100 currency of the United States of America); reason why the ASSIGNOR hereby grants to the ASSIGNEE, the broadest discharge with respect to said amount, issuing for such purpose the corresponding invoice, in the accordance with the applicable legal provisions.

Likewise, the parties agree that the consideration for the transfer of the rights deriving from the concessions covering the LOTS, has been determined without taking into consideration surface and parts, therefore the termination of this Contract may not be requested by this reason, notwithstanding that on the delivery any excedents or missing arise.

THIRD. REPARATION.- In terms of the applicable legal provisions, the ASSIGNOR shall repair the ASSIGNEE in case of eviction.

FOURTH. SUBROGATION.- Given this Contract of Assignment of Rights, as from the date same be ratified before a Notary Public, the ASSIGNEE subrogates in the rights and obligations deriving from the mining concessions covering the LOTS.

FIFTH. REGISTRATION.- The parties ratify before a Notary Public the content and signatures of this Contract and, for the purposes mentioned in the first paragraph of article 23 of the Mining Law, the ASSIGNEE expressly obligates itself to request the registration of this Contract at the Public Registry of Mining in terms of the Mining Law and its Regulations.


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SIXTH. DELIVERY.- The ASSIGNOR delivers the LOTS to the ASSIGNEE at the moment this Contract is ratified before a Notary Public, the parties also agree that once ratified, the ASSIGNEE shall have the complete domain of the existing rights deriving from the mining concessions covering the LOTS, and, therefore, may dispose of said rights as it deems more convenient.

SEVENTH. EXPENSES AND TAXES.- All the expenses and fees caused as a consequence of the execution of this Contract, shall be borne by the ASSIGNEE; the foregoing except for the legal fees incurred by the ASSIGNOR.

Likewise, the ASSIGNOR, obligates to comply with each and all of the obligations imposed by the applicable tax provisions.

In terms of the Income tax law, for the payment made to the ASSIGNOR, no withholding of taxes is made, given that the ASSIGNOR has stated and evidenced to be recorded in the Federal Taxpayer's Registry as an individual with corporate activities under code number GAME-700124-QP8.

Pursuant to the provisions of the Value Added Tax Law, for the payment that the ASSIGNOR has received, he shall transfer and separate in an express manner, the amount corresponding to the Value Added Tax, pursuant to the applicable articles of the abovecited Law, as well as those applicable articles of the Fiscal Code of the Federation, complying likewise with the filing of tax returns and with the payment of the corresponding taxes.

EIGHT. NOTICES.- All notices to be made among the parties pursuant to this Contract, shall be in writing, delivered at their domiciles; and, for such purpose, the parties designate the following domiciles:

THE ASSIGNOR:
Enrique Gaitan Maumejean
Sierra Paracaima No. 945
Lomas de Chapultepec
11000 Mexico, Federal District

THE ASSIGNEE:
MINERA PAREDONES AMARILLOS, S.A. DE C.V.
Sonora No 760
Col. Pueblo Nuevo
23060, La Paz, B.C.S.
Att'n: Mr. Gonzalo Zavala

with copy to:
Miranda, Estavillo, Staines y Pizarro Suarez, S.C.
Boulevard Virreyes No. 135
Col. Lomas Virreyes
11000 Mexico, D.F.
Att'n: Mr. Juan Pizarro-Suarez


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Any change of domicile or of representative shall be notified in writing, delivered in an authentic manner.

NINTH. APPLICABLE LAWS AND JURISDICTION.- This Contract which is entered into in terms of articles 23 last paragraph of the Mining Law and 78 of the Commerce Code, is of a mercantile nature; therefore no injury exists; likewise, for all that not expressly agreed upon herein and for the interpretation of and compliance with same, the Mining Law and the Commerce Code shall apply, and as suppletory law for all that not mentioned in the abovementioned laws and regulations, the Federal Civil Code.

All disputes arising from and/or in connection with these Contracts, shall be definitively settled by arbitration, pursuant to the Rules of Arbitration of the International Chamber of Commerce, by three arbitrators appointed in accordance with said Rules.

The laws applicable to the subject matter will be those mentioned in the first paragraph of this clause and any other legal provisions resulting applicable in the Mexican United States.

The place of arbitration will be Mexico City, Federal District, and the language to carry out the arbitration procedure will be Spanish. The award to be issued by the arbitral court will be definitive; therefore, the parties expressly waive to promote subsequent recourse or remedy against said award.

TENTH. HEADINGS.- The headings included in this contract have been placed exclusively for convenience and reference purposes and, do not form part of same.

Having read this document, the parties ratify same in its entirety and sign it on September 26, 2003, in the City of Mexico, Federal District.


      THE ASSIGNOR                                       THE ASSIGNEE
                                                  MINERA PAREDONES AMARILLOS,
                                                         S.A. DE C.V.



/s/ Enrique Gaitan Maumejean             /s/ Alberto Mauricio Vazquez Sanchez
-----------------------------            -------------------------------------
Enrique Gaitan Maumejean                 Alberto Mauricio Vazquez Sanchez


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